Exhibit 99.1

Michael Bell Named Silver Spring Networks’ President and Chief Executive Officer

and Member of the Board of Directors

Scott Lang Transitions to Executive Chairman

Redwood City, CA – September 2, 2015 – Silver Spring Networks, Inc. (NYSE: SSNI) today announced that Michael Bell has been appointed as Silver Spring’s President and Chief Executive Officer and has also been appointed as a member of the Board of Directors. Scott Lang transitions to the role of Executive Chairman and will continue to serve as Chairman of the Board. Mr. Bell is an accomplished global executive with a demonstrated history of innovation, having spent more than 24 years in leadership and product development positions with Intel, Palm, and Apple.

“Silver Spring is in the strongest position in the company’s history. With more than 21.5 million critical infrastructure devices connected across five continents, we are helping deliver enormous benefits for the world’s leading utilities, cities, their citizens, and the planet at large,” said Scott Lang, Executive Chairman of Silver Spring Networks. “As we accelerate our innovations for utilities, smart cities, and additional emerging markets, Mike’s proven track record makes him ideally suited to lead Silver Spring in our next phase of growth. I look forward to working with Mike as we continue to fulfill the Silver Spring vision.”

“I am thrilled to be joining the team at Silver Spring Networks, a company at the very heart of many of today’s most important technology initiatives. Smart utility networks, smart cities, and the broader Internet of Things opportunity – these are the forces shaping the world around us and Silver Spring is poised to take its proven technology, blue-chip customer relationships, and impressive global footprint to drive even greater impact,” said Michael Bell, President and Chief Executive Officer of Silver Spring Networks. “Silver Spring is uniquely positioned to create even more value for our clients as we expand the influence of our technology. I look forward to leading the next phase of growth for the company.”

Mr. Bell brings extensive leadership and technology experience to Silver Spring. Most recently he held leadership roles in the technology groups dedicated to new devices, mobility, and communications at Intel, which were established to help expand the company’s position in new categories of connected devices. Previously Mr. Bell also led product development at Palm, the connected device and smartphone pioneer, and held numerous leadership roles at Apple.

About Silver Spring Networks

Silver Spring Networks is a leading networking platform and solutions provider for smart energy networks. Silver Spring’s pioneering IPv6 networking platform, with over 21.5 million Silver Spring enabled devices delivered, is connecting utilities to homes and business throughout the world with the goal of achieving greater energy efficiency for the planet. Silver Spring’s innovative solutions enable utilities to gain operational efficiencies, improve grid reliability, and empower consumers to monitor and manage energy consumption. Silver Spring Networks’ customers include major utilities around the globe such as Baltimore Gas & Electric, CitiPower & Powercor, Commonwealth Edison, CPS Energy, Florida Power & Light, Jemena Electricity Networks Limited, Pacific Gas & Electric, Pepco Holdings, Progress Energy and Singapore Power, among others. To learn more, please visit www.silverspringnet.com.

For additional information, please contact:

Mark McKechnie

Investor Relations

650-839-4664

mmckechnie@silverspringnet.com

Noel Hartzell

Global Communications

Silver Spring Networks

650-839-4184

nhartzell@silverspringnet.com

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Forward-Looking Statements

This press release contains forward-looking statements about Silver Spring Networks’ expectations, plans, intentions, and strategies, including, but not limited to statements regarding Silver Spring’s strategy, growth potential, and expansion into new global and adjacent markets. Statements including words such as “anticipate”, “believe”, “estimate”, “expect” or “future” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Silver Spring Networks’ documents filed with or furnished to the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Silver Spring Networks as of the date hereof. Silver Spring Networks assumes no obligation to update these forward-looking statements.